UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2018

ACNB Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-35015	23-2233457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Lincoln Square, Gettysburg, PA	17325
(Address of principal executive offices)	(Zip Code)

717.334.3161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CURRENT REPORT ON FORM 8-K

Item 4.01              Changes in Registrant’s Certifying Accountant

(a)           The Audit Committee of the Board of Directors of ACNB Corporation (the “Corporation”) recently conducted a review, analysis and due diligence which resulted in a competitive selection process to determine the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2018. As a result of this process, on March 20, 2018, the Audit Committee dismissed BDO USA, LLP (“BDO”) as the Corporation’s independent registered public accounting firm.

The reports of BDO on the Corporation’s financial statements as of and for the years ended December 31, 2017 and 2016, did not contain an adverse opinion or a disclaimer of an opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Corporation’s two most recent fiscal years and the subsequent interim period preceding BDO’s dismissal, there were: (i) no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for the Corporation; and, (ii) no “reportable events”, as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Corporation has provided BDO with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and has requested BDO to furnish to the Corporation a letter addressed to the SEC stating whether or not it agrees with the statements made in this Item 4.01. A copy of BDO’s letter dated March 22, 2018, is attached as Exhibit 16.1 to this Form 8-K.

(b)           On March 20, 2018, the Audit Committee of the Corporation’s Board of Directors selected and appointed RSM US LLP (“RSM”) as the Corporation’s independent registered public accounting firm for and with respect to the year ending December 31, 2018, contingent upon completion of RSM’s client acceptance procedures.

During the Corporation’s two most recently completed fiscal years and through the date of the Corporation’s appointment of RSM, the Corporation did not consult with RSM regarding: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Corporation’s consolidated financial statements, and no written or oral advice was provided by RSM that was an important factor considered by the Corporation in reaching a decision as to accounting, auditing, or financial reporting issues; or, (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Engagement of RSM as the Corporation’s independent registered public accounting firm is contingent upon completion of RSM’s customary client acceptance procedures.  If RSM does not accept retention as the Corporation’s independent registered public accounting firm, the Corporation will amend this Form 8-K.  Further, the Corporation’s shareholders will consider and vote on the approval and ratification of the selection of RSM for the fiscal year ending December 31, 2018, at the Corporation’s 2018 Annual Meeting of Shareholders to be held on May 1, 2018.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

16.1	Letter re: change in certifying accountant – Letter from BDO USA, LLP to the Securities and Exchange Commission dated March 22, 2018.

EXHIBIT INDEX

EXHIBIT NO.

16.1	Letter re: change in certifying accountant – Letter from BDO USA, LLP to the Securities and Exchange Commission dated March 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACNB CORPORATION
(Registrant)

Dated: March 23, 2018	/s/ Lynda L. Glass
Lynda L. Glass
Executive Vice President/
Secretary & Chief Governance Officer